Exhibit 10.4

AMENDMENT TWO
TO THE
CASCADE NATURAL GAS CORPORATION
SEVERANCE PAY PLAN

2005 Restatement

September 1, 2006

Cascade Natural Gas Corporation
a Washington corporation
222 Fairview Avenue North
Seattle, Washington 98109	Company

The Company sponsors the Severance Pay Plan to provide eligible employees of the Company with severance benefits in a defined set of severance pay and benefits.  The Company amended the Plan to provide for payment of retention awards to key employees of the Company who are not officers in the event the Company terminates a key employee’s employment following a change in control.  The Company adopts this amendment to extend retention awards to key employees whose employment terminates within twelve months following a change in control and to permit the chief executive officer to waive the requirement of six months of continuous employment to receive severance pay or a retention award.

1.             Retention Payments

a.             Section A.2.1 of Appendix A to the Plan is amended to read as follows:

A.2-1      Retention payments shall be made to any Eligible Employee who has received a written retention award letter that has not been withdrawn or modified by the Company in the amount set forth in the award letter if the employee is terminated by the Company within twelve (12) months after the occurrence of the last event that constitutes a Change in Control under A.3.

b.             Section 2.01-2(b) of the Plan is amended to read as follows:

       (b)  Subject to 2.01-3, an employee who has not completed at least six months of continuous service with the Company.

c.             A new section 2.01-3 of the Plan is added to read as follows:

2.01-3    An employee who has completed less than six months of continuous service with the Company will be treated as an Eligible Employee if both of the following apply:

(a)  The employee would satisfy all requirements to be treated as an Eligible Employee other than the requirement to complete at least six months of continuous service.

(b) The chief executive officer of the Company has waived the requirement of six months of continuous service in the employee’s written retention supplement award letter under A.2-1 of Appendix A.

2.             Effective Dates

The changes in section 1 shall be effective on September 1, 2006, and shall apply to all retention award letters in effect on or after September 1, 2006.

Adopted: September 14, 2006	CASCADE NATURAL GAS CORPORATION

	By	/s/ David W. Stevens
David W. Stevens, President

Executed: September 14, 2006